Exhibit 24

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Joe Kavalary and Raj Kanuru, with full power to each to act without the other, his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the offering of common stock of Generac Holdings Inc. pursuant to the Generac Holdings Inc. 2019 Equity Incentive Plan, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to file the same with such other authorities as necessary, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand this 13th day of June, 2019.

Signature	Title

/s/ Aaron Jagdfeld	Chairman, President, and Chief Executive Officer
Aaron Jagdfeld

/s/ York A. Ragen	Chief Financial Officer and Chief Accounting Officer
York A. Ragen

/s/ Bennett Morgan	Lead Director
Bennett Morgan

/s/ John D. Bowlin	Director
John D. Bowlin

/s/ Robert D. Dixon	Director
Robert D. Dixon

/s/ William Jenkins	Director
William Jenkins

/s/ Andrew G. Lampereur	Director
Andrew G. Lampereur

/s/ David A. Ramon	Director
David A. Ramon

/s/ Kathryn Roedel	Director
Kathryn Roedel

/s/ Dominick Zarcone	Director
Dominick Zarcone